Exhibit A

Current Participants in Non-Utility Money Pool

                The following Non-Utility Subsidiaries currently are participants in the Non-Utility Money Pool:

Black Hills Artesia, LLC

Black Hills Cabresto Pipeline, LLC

Black Hills Colorado, LLC

Black Hills Energy, Inc.

Black Hills Energy Pipeline, LLC

Black Hills Energy Resources, Inc.

Black Hills Energy Terminal, LLC

Black Hills Exploration and Production, Inc.

Black Hills Fountain Valley, LLC

Black Hills Fountain Valley II, LLC

Black Hills Gas Holdings Corp.

Black Hills Gas Resources, Inc.

Black Hills Generation, Inc.

Black Hills Idaho Operations, LLC

Black Hills Ivanpah, LLC

Black Hills Ivanpah GP, LLC

Black Hills Kilgore Energy Pipeline, LLC

Black Hills Kilgore Pipeline Company, L.P.

Black Hills Kilgore Pipeline, Inc.

Black Hills Midstream, LLC

Black Hills Millennium Pipeline, Inc.

Black Hills Millennium Terminal, Inc.

Black Hills Nevada Operations, LLC

Black Hills Nevada Real Estate Holdings, LLC

Black Hills Nevada, LLC

Black Hills Ocotillo, LLC

Black Hills Ontario, LLC

Black Hills Operating Company, LLC

Black Hills Pepperell Power Associates, LLC

Black Hills Service Company, LLC

Black Hills Southwest, LLC

Black Hills Valmont Colorado, Inc.

Black Hills Waterville Station, LLC

Black Hills Wyoming, Inc.

Buick Power, LLC

Daksoft, Inc.

Desert Arc I, LLC

Desert Arc II, LLC

E-Next A Equipment Leasing Company, LLC

EIF Investors, Inc.

Enserco Energy Inc.

Fountain Valley Power, LLC

Harbor Cogeneration Company, LLC

Las Vegas Cogeneration Energy Financing Company, L.L.C.

Las Vegas Cogeneration II, LLC

Las Vegas Cogeneration Limited Partnership

Millennium Pipeline Company, L.P.

Millennium Terminal Company, L.P.

Sunco, Ltd., a Limited Liability Company

West Cascade Energy, LLC

Wyodak Resources Development Corp.